                                                                EXHIBIT 10.7.1

STATE OF SOUTH CAROLINA

COUNTY OF YORK                 JOINT VENTURE AGREEMENT


         THIS AGREEMENT, made and entered into as of the 26th day of January, 1998 by and among AMERICAN AIRCARRIERS SUPPORT, INC., and GLOBAL TURBINE SERVICES, INC. (all of whom together are hereinafter collectively sometimes referred to as "Venturers").

                              W I T N E S S E T H:

         WHEREAS, the parties hereto desire to form a Joint Venture (hereinafter referred to as the "Venture") for the term and upon the conditions hereinafter set forth:

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained, it is agreed by and among the parties hereto as follows:

                                   ARTICLE I

                                BASIC STRUCTURE

         1.1 Form and Purpose. The parties hereby form a Venture and agree to be governed by the laws of the State of South Carolina. The purpose for which the Venture is organized is to complete the conversion contracts known as the ABXJT III Project. Completing the contracts includes the conversion from short to long duct configuration.


         1.2 Term. The Venture shall commence on the date first signed and shall continue until it is dissolved, its affairs are wound up and final liquidating distributions are made pursuant to this Agreement.

                                   ARTICLE II

                             FINANCIAL ARRANGEMENTS

         2.1 Initial Contributions. Each Venturer has made available to the initial capital of the Venture property in the amount of $235,000 in cash or cash equivalent.

         2.2. Share of Profits and Losses. The Venture's profits and losses shall be allocated to the Venturers equally.

         2.3 Distributions. Distributions to the Venturers of net operating profits of the Venture, as hereinafter defined, shall be made at such time as the Majority of the Venturers shall reasonably agree. Such distributions shall be made to the Venturers simultaneously. For the purpose of this Agreement, net operating profit for any accounting period shall mean the gross receipts of the Venturer for such period, less the sum of all cash expenses of operation of the Venture, and such sums as may be necessary to establish a reserve for operating expenses.

         2.4 Compensation. No Venturer shall be entitled to receive any compensation from the Venture, nor shall any Venturer receive any drawing account from the Venture.

                                  ARTICLE III

                                  DISSOLUTION

         3.1 Dissolution. In the event that the Venture shall hereafter be dissolved for any reason whatsoever, a full and general account of its assets, liabilities and transactions shall at once be taken. Such assets may be sold and turned into cash as soon as possible and all debts and other amounts due the Venture collected. The proceeds thereof shall thereupon be applied as follows:

         (a) To discharge the debts and liabilities of the Venture and the expenses of liquidation.

         (b) To pay each Venturer or his legal representative any unpaid salary, drawing account, interest or profits to which he shall then be entitled.

         (c)     To repay to any Venturer the capital he made available.

         (d) To divide the surplus, if any, among the Venturers or their representatives according to each Venturer's then Percentage Share of Profits.

                                   ARTICLE IV

                                 MISCELLANEOUS

         4.1 Entire Agreement. This Agreement sets forth the entire Agreement and understanding among the parties. This Agreement shall be effective only when signed by all of the parties on the signature pages hereto.

         4.2 Binding Effect - Benefits. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and nothing in this Agreement is intended to confer on any person other than the parties any rights, remedies, obligations or liabilities whatsoever.

         4.3 Applicable Law. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the State of South Carolina applicable to contracts made and performed therein.

         4.4 Executing Counterparts. For the convenience of the parties hereto, this Agreement may be executed in one original and in one or more counterparts, all of which together shall constitute one and the same document.

         4.5 Notices. All notices which are required to be given or may be given pursuant to the terms of this Agreement shall be in writing and shall be sufficient in all respects if delivered or mailed by registered mail, postage prepaid as follows:


                 If to American Aircarriers Support, Inc.:

                 American Aircarriers Support, Inc.
                 P. O. Box 7566
                 Charlotte, NC  28241

                 If to Global Turbine Services, Inc.:

                 Global Turbine Services, Inc.
                 8693 N.W. 66th Street
                 Miami, FL  33166


         4.6 Headings. The headings in the sections of this Agreement are inserted for convenience only.

         4.7 Pronouns. All pronouns used in this Agreement shall be deemed to include the singular and the plural whenever necessary or appropriate to effect the intent of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement pursuant to authority duly given.

                                            AMERICAN AIRCARRIERS SUPPORT, INC.


                                            By /s/ Karl F. Brown
                                               ---------------------------------
                                                   President

                                            GLOBAL TURBINE SERVICES, INC.


                                            By /s/ Mike Evans
                                               ---------------------------------
                                                   President